Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
for Deposit of Common Shares of
CANADA SOUTHERN PETROLEUM LTD.
Pursuant to the Offer dated June 26, 2006
by
1212707 ALBERTA LTD.
a wholly-owned subsidiary of
CANADIAN OIL SANDS LIMITED
          The terms and conditions of the offer (the “Offer”) set forth in the offer and circular (the “Circular”) of 1212707 Alberta Ltd. (the “Offeror”) dated June 26, 2006 are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer have the respective meanings set out in the Offer.
      This Notice of Guaranteed Delivery, or a manually signed facsimile hereof, must be used to accept the Offer made by the Offeror for the common shares (“Common Shares”) of Canada Southern Petroleum Ltd., together where the context requires with associated Rights, if (i) certificates representing the Common Shares to be deposited are not immediately available, (ii) the procedures for book-entry transfer of Common Shares cannot be completed prior to the Expiry Time, or (iii) the certificates and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time. Such Common Shares may be deposited pursuant to the Offer by utilizing the procedures contemplated by this Notice of Guaranteed Delivery, provided that all of the following conditions are met:

(a)	such deposit is made by or through an Eligible Institution;

(b)	a properly completed and duly executed Notice of Guaranteed Delivery, or a manually signed facsimile thereof (including a guarantee by an Eligible Institution), is received by the Depositary at its Toronto office set forth in the Notice of Guaranteed Delivery at or prior to the Expiry Time; and

(c)	the certificate(s) (or a Book-Entry Confirmation) representing deposited Common Shares, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal relating to the Common Shares, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message) and all other documents required by the Letter of Transmittal are received by the Depositary at its Toronto office set forth in the Notice of Guaranteed Delivery on or before 8:00 a.m. (Mountain Daylight time) on the third trading day on the Toronto Stock Exchange after the Expiry Time.
      This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed so as to be received by the Depositary at its office in Toronto, Ontario not later than the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth below.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution such signature must appear in the applicable space in the Letter of Transmittal.
      This Notice of Guaranteed Delivery should NOT be sent to the U.S. Forwarding Agent for the Offer.
TO:           1212707 ALBERTA LTD.
AND TO:     Computershare Investor Services Inc., as Depositary

By Mail:	By Registered Mail, Hand or Courier:	By Facsimile Transmission:
P.O. Box 7021 31 Aldelaide Street East Toronto, Ontario Canada M5C 3H2 Attn: Corporate Actions	100 University Avenue 9th Floor Toronto, Ontario Canada M5J 2Y1 Attn: Corporate Actions	1-905-771-4082
E-mail:
corporateactions@computershare.	com
Telephone: 1-866-612-8054
      Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via a facsimile number other than set forth above does not constitute a valid delivery.
DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY.
Certificates for Common Shares must be sent with your Letter of Transmittal.

      The undersigned Shareholder hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer, the Circular and the related Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares described below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”.

DESCRIPTION OF COMMON SHARES DEPOSITED

Name and Address of Registered Owner(s)
(Please fill in, if blank, exactly as name(s)	Share Certificate(s) and Share(s) Deposited
appear(s) on certificate(s))	(Attach additional signed list, if any)

Number of Shares
	Share Certificate	Represented by	Number of Shares
	Number(s)*	Certificate(s)*	Deposited**

Total Shares

*	Need not be completed by Shareholders depositing Common Shares by book-entry.

**	Unless otherwise indicated, it will be assumed that all Common Shares described above are being deposited.
Check if Common Shares will be deposited by book-entry transfer.

Name of Depositing Institution:
_____________________________________________________________________________ QR

Account Number:
_____________________________________________________________________________ QR

Transaction Code Number:
_____________________________________________________________________________ QR

CURRENCY OF PAYMENT

☐	Check here if you wish to receive payment under the Offer in Canadian dollars based upon the Bank of Canada noon spot exchange rate for Canadian dollars on the date on which funds are provided to the Depositary to pay for Common Shares purchased pursuant to the Offer.
A Shareholder who does not check the box above will receive payment under the Offer in U.S. dollars.
PLEASE SIGN AND COMPLETE
Signature(s):

Address:

(Postal/ Zip Code)
Name(s):

Capacity (full title), if in a representative capacity:

Area Code and Telephone Number:	Taxpayer Identification, Social Insurance or Social Security Number:

Dated:

GUARANTEE
(Not to be used for signature guarantees)
The undersigned, an Eligible Institution (as defined in the Offer), hereby guarantees delivery to the office of the Depositary in Toronto specified on page 1 hereof of the certificates representing Common Shares deposited hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to the Common Shares deposited hereby, together with delivery of a properly completed and duly executed Letter of Transmittal, and all other documents required by the Letter of Transmittal (or an Agent’s Message, in the case of delivery of the Common Shares by book-entry transfer), all on or before 8:00 a.m. (Mountain Daylight time) on the third trading day on the Toronto Stock Exchange after the Expiry Time.

Date:	Firm:

(Address)	(Authorized Signature)

(Area Code and Telephone Number)	(Please print name)